UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

COUSINS PROPERTIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-11312	58-0869052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Peachtree Street NE, Suite 500 Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip code)

(404) 407-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Statement

This Current Report on Form 8-K is being filed in connection with the consummation, on October 6, 2016 (the “Closing Date”), of the Merger (as defined below) contemplated by that certain Agreement and Plan of Merger (as amended or supplemented from time to time, the “Merger Agreement”), entered into on April 28, 2016, by and among Cousins Properties Incorporated (“Cousins”), Parkway Properties, Inc. (“Parkway”), Parkway Properties LP (“Parkway LP”) and Clinic Sub Inc., a wholly owned subsidiary of Cousins (“Merger Sub”), pursuant to which Parkway merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Cousins. Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, immediately following the effective time of the Merger on the Closing Date, Cousins separated the portion of its combined businesses relating to the ownership of real properties in Houston, Texas (the “Houston Business”) from the remainder of the combined businesses (the “Separation”). In connection with the Separation, on the Closing Date, Cousins and Parkway effected a reorganization (the “Reorganization”), pursuant to which the Houston Business was transferred to Parkway, Inc. (“New Parkway”) and the remainder of the combined businesses was transferred to Cousins Properties LP, a Delaware limited partnership (“Cousins LP”), which will be the operating partnership of Cousins following the Separation, the Reorganization and the Spin-Off (as hereinafter defined).

Pursuant to the Merger Agreement, on October 7, 2016, Cousins expects to distribute pro rata to its common and limited voting preferred stockholders (including legacy Parkway common and limited voting stockholders) all of the outstanding shares of common and limited voting stock, respectively, of New Parkway, which will contain the Houston Business following the Reorganization (the “Spin-Off”).

Item 1.01	Entry into a Material Definitive Agreement.

Partnership Agreement

On October 6, 2016, in connection with the Separation and the Reorganization, Cousins, Cousins LP and the outside limited partners of Parkway LP amended the partnership agreement of Cousins LP (the “Cousins Partnership Agreement”).

Upon completion of the Merger, the Separation, the Reorganization and the Spin-Off, substantially all of Cousins’ operations will be conducted through Cousins LP, either directly or through its subsidiaries. Ownership of partnership units in Cousins LP will generally entitle the holder to share in cash distributions from, and in the profits and losses of, Cousins LP in proportion to such holder’s percentage ownership. Cousins does not intend to list the partnership units of Cousins LP on any exchange or any national market system. Except as otherwise expressly provided in the Cousins Partnership Agreement, Cousins, as general partner, will have the exclusive right and full authority and responsibility to manage and operate Cousins LP’s business. Limited partners generally will not have any right to participate in or exercise control or management power over the business and affairs of Cousins LP or the power to sign documents for or otherwise bind Cousins LP. The limited partners will have no power to remove Cousins as general partner. Subject to periodic limits and minimum thresholds, limited partners may redeem partnership units for cash, or at the Company’s election, shares of common stock, par value $1 per share, of Cousins (“Cousins Common Stock”) on a one-for-one basis, at any time beginning 12 months following the date of the initial issuance of the partnership units, or at such other time as may be set forth in the agreement pursuant to which the applicable partnership units are issued.

A description of the Cousins Partnership Agreement is set forth in the section entitled “Amended and Restated Agreement of Limited Partnership of Cousins LP” of Cousins’ joint proxy statement/prospectus filed on July 22, 2016 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), relating to Cousins’ Registration Statement on Form S-4, as amended (File No. 333-211849). This description of the Cousins Partnership Agreement is qualified in its entirety by reference to the full text of the Cousins Partnership Agreement, a copy of which is included herewith as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On October 4, 2016, in connection with the Merger, the Separation and the Reorganization, Cousins LP executed accession agreements to guarantee, or join as a guarantor with respect to, the loans under each of the following agreements to which Parkway was a party:

•	Amended, Restated & Consolidated Credit Agreement, dated as of April 1, 2014, by and among the Company, Parkway LP, Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto, as amended (the “Credit Agreement”), which provided for a $250.0 million senior unsecured revolving credit facility (increased to $450.0 million following Parkway’s exercise of the accordion feature in January 2015), a $250.0 million five-year unsecured term loan and a $100.0 million seven-year unsecured term loan;

•	Agreement Regarding Revolving Commitment Increases dated as of January 27, 2015 by and among Parkway Properties LP, Parkway Properties, Inc., Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto, which provided for the increase of the senior unsecured revolving credit facility from $250.0 million to $450.0 million;

•	Amended, Restated & Consolidated Guaranty dated as of April 1, 2014 by Parkway Properties, Inc. and certain subsidiaries of Parkway Properties, Inc. party thereto in favor of Wells Fargo Bank, National Association, which provided a guarantee of loans under the Credit Agreement; and

•	Term Loan Agreement dated as of June 26, 2015, by and among the Company, Parkway LP, Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto, which provided for a $200.0 million five-year unsecured term loan (the “Term Loan Agreement”).

On October 6, 2016, following the effective time of the Merger and in connection with the Separation and the Reorganization, Cousins LP discharged in full the outstanding indebtedness of approximately $350 million under Parkway’s Credit Agreement and approximately $200 million under Parkway’s Term Loan Agreement, and Parkway’s Credit Agreement and Term Loan Agreement were each terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, in the Merger, on October 6, 2016, each outstanding share of Parkway common stock, par value $0.001 per share, and each outstanding share of Parkway limited voting stock, par value $0.001 per share, was converted into 1.63 shares of Cousins Common Stock or limited voting preferred stock, par value $1 per share, of Cousins (“Cousins Limited Voting Preferred Stock”), respectively. Cash will be paid in lieu of fractional shares of Cousins Common Stock. Cash will not be paid in lieu of fractional shares of Cousins Limited Voting Preferred Stock and no fractional shares of Cousins Limited Voting Preferred Stock will be issued.

As a result of the Merger, former Parkway common stockholders will receive approximately 180 million shares of Cousins Common Stock for their shares of Parkway common stock, with the total consideration valued at approximately $1.89 billion, based upon the average five-day closing price of Cousins Common Stock on the New York Stock Exchange for the five days prior to, but not including, the closing of the Merger. Additionally, former Parkway limited voting stockholders will receive approximately 7 million shares of Cousins Limited Voting Preferred Stock in the aggregate for their shares of Parkway limited voting stock.

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Cousins’ Current Report on Form 8-K, filed on April 29, 2016, the terms of which are incorporated herein by reference. The information set forth in Item 5.03 regarding the Cousins Common Stock is incorporated herein by reference. The information set forth in Item 3.02 and Item 5.03 regarding the Cousins Limited Voting Preferred Stock is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

Pursuant to the Merger Agreement, in the Merger, on October 6, 2016, Cousins issued approximately 7 million shares of Cousins Limited Voting Preferred Stock to holders of limited voting stock, par value $0.001 per share, of Parkway. The shares of Cousins Limited Voting Preferred Stock were issued in exchange for 4,213,104 shares of Parkway limited voting stock. The issuance of the Cousins Limited Voting Preferred Stock was exempt from the registration requirements of the Securities Act, pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Terminations of Certain Officers and Directors

In connection with the Merger and pursuant to the Merger Agreement, on October 6, 2016, each of Tom G. Charlesworth, James H. Hance and R. Dary Stone resigned from the board of directors of Cousins.

Appointment of Directors

In connection with the Merger and pursuant to the Merger Agreement, effective as of the Closing Date, the following individuals were named as directors of Cousins: Brenda J. Mixson, Charles T. Cannada, Edward M. Casal and Kelvin L. Davis.

Mr. Kelvin L. Davis was appointed as a director of Cousins pursuant to that certain stockholders agreement, dated as of April 28, 2016 (the “Stockholders Agreement”), by and among Cousins, TPG Pantera VI (“TPG”) and TPG Management. Pursuant to the terms of the Stockholders Agreement, for so long as TPG beneficially owns at least 5% of Cousins Common Stock on an as-converted basis, TPG will have the right to nominate one director to the board of directors of Cousins. In addition, for so long as TPG beneficially owns at least 5% of Cousins Common Stock on an as-converted basis, TPG will have the right to have their nominee to the Cousins board of directors appointed to the Investment and the Compensation, Succession, Nominating, and Governance Committees of the Cousins board of directors.

Effective as of the Closing Date, the board of directors of Cousins reconstituted the following committees and assigned the directors to serve on each committee as follows:

Audit Committee

Donna W. Hyland, Chairperson

Charles T. Cannada

Edward M. Casal

Lillian C. Giornelli

Brenda J. Mixson

Investment Committee

Lawrence L. Gellerstedt III, Interim Chairperson

Edward M. Casal

Kelvin L. Davis

S. Taylor Glover

Brenda J. Mixson

Compensation, Succession, Nominating and Governance Committee

Robert M. Chapman, Chairperson

Charles T. Cannada

Kelvin L. Davis

Lillian C. Giornelli

Donna W. Hyland

Executive Committee

S. Taylor Glover, Chairperson

Robert M. Chapman

Lawrence L. Gellerstedt III

Donna W. Hyland

Each of Brenda J. Mixson, Charles T. Cannada, Edward M. Casal and Kelvin L. Davis will receive a pro rata portion of the compensation for non-employee directors approved by the Compensation Committee of the Cousins board of directors, based on their period of service as directors of Cousins in 2016.

In connection with the closing of the Merger, each of Brenda J. Mixson, Charles T. Cannada, Edward M. Casal, Kelvin L. Davis, Robert M. Chapman, and Donna W. Hyland entered into an indemnification agreement with Cousins in the form of indemnification agreement included herewith as Exhibit 10.2, the terms of which are incorporated herein by reference.

The description of the Merger Agreement contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Cousins’ Current Report on Form 8-K, filed on April 29, 2016, the terms of which are incorporated herein by reference.

The description of the Stockholders Agreement contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to the Stockholders Agreement, which was filed as Exhibit 10.1 to Cousins’ Current Report on Form 8-K, filed on April 29, 2016, the terms of which are incorporated herein by reference.

Item 5.03	Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the closing of the Merger, the amended and restated articles of incorporation of Cousins, as amended (the “Cousins Articles”), were amended to increase the number of authorized shares of Cousins Common Stock, from 350,000,000 to 700,000,000, to allow for the issuance of shares of Cousins Common Stock to holders of Parkway common stock as of the effective time of the Merger (the “Common Stock Amendment”).

Additionally, in connection with the Merger, the Cousins Articles were further amended to create the Cousins Limited Voting Preferred Stock (the “Limited Voting Preferred Stock Amendment”). The terms, rights, obligations and preferences of the Cousins Limited Voting Preferred Stock, as contained in the Cousins Articles, are described below.

Dividend Rights

No dividends or other distributions will be paid with respect to the shares of Cousins Limited Voting Preferred Stock and holders of Cousins Limited Voting Preferred Stock are not entitled or eligible to receive any dividends or other distributions from Cousins with respect to the Cousins Limited Voting Preferred Stock.

Voting Rights

Each share of Cousins Limited Voting Preferred Stock entitles the holder to one vote on the following matters only, and only in circumstances for which such holders are entitled to vote by the Cousins Articles, or as otherwise required by the Georgia Business Corporation Code (the “GBCC”): (i) the election of directors; (ii) any amendment, alteration or repeal of any provision of the Cousins Articles; (iii) any merger, consolidation, reorganization or other business combination of Cousins with or into any other entity; (iv) the sale, lease, exchange, transfer, conveyance or other disposition of all or substantially all Cousins’ assets in a single transaction or series of related transactions; or (v) any liquidation, dissolution or winding up of Cousins. With respect to any matter on which the holders of Cousins Limited Voting Preferred Stock are entitled to vote, the holders of Cousins Limited Voting Preferred Stock and Cousins Common Stock will vote together as a single class, except as otherwise required by the GBCC.

Redemption Rights

In the event that a holder of shares of Cousins Limited Voting Preferred Stock transfers (1) any one share of Cousins Limited Voting Preferred Stock and one unit of limited partnership interest of Cousins LP (collectively, a “Paired Unit”) to any person other than a permitted transferee (as defined in the Cousins Articles), (2) any share of Cousins Limited Voting Preferred Stock separate and apart from a unit of limited partnership interest of Cousins LP with which the Cousins Limited Voting Preferred Stock is paired (the “Paired Partnership Unit”), (3) any Paired Partnership Unit separate and apart from the share of Cousins Limited Voting Preferred Stock with which it is paired, then in each case the share of Cousins Limited Voting Preferred Stock included in such Paired Unit shall automatically be redeemed by Cousins without consideration. In the event that any Paired Partnership Unit is redeemed pursuant to the terms and conditions of the Cousins Partnership Agreement, the share of Cousins Limited Voting Preferred Stock paired with such Paired Partnership Unit shall automatically be redeemed by Cousins without consideration. In addition, to the extent that a share of Cousins Limited Voting Preferred Stock is not otherwise paired with a Partnership Unit, such share shall automatically be redeemed by Cousins without consideration.

Conversion Rights

Cousins Limited Voting Preferred Stock is not convertible into or exchangeable for any other properties or securities of Cousins.

The description of the Common Stock Amendment and the Limited Voting Preferred Stock Amendment contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the articles effecting the Common Stock Amendment and the Limited Voting Preferred Stock Amendment, copies of which are included herewith as Exhibit 3.1 and Exhibit 3.1.1, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On October 6, 2016, Cousins issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cousins and Parkway and beliefs of and assumptions made by Cousins management and Parkway management, involve uncertainties that could significantly affect the financial or operating results of Cousins, Parkway, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Cousins and Parkway, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to tenants, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation: the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the proposed transactions; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common stock or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Cousins or New Parkway; risks associated with the industry concentration of tenants; the potential impact of consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; the unfavorable outcome of any legal proceedings that may be instituted against Cousins or New Parkway; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the transactions; changes in local, national and international financial market, insurance rates and interest rates; and those additional risks and factors discussed in reports filed with the SEC by Cousins, Parkway and New Parkway. Cousins and New Parkway do not intend, and undertake no obligation, to update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1*	Articles of Amendment to Restated and Amended Articles of Incorporation of Cousins, as amended October 6, 2016.

3.1.1*	Articles of Amendment to Restated and Amended Articles of Incorporation of Cousins, as amended October 6, 2016.

10.1*	Agreement of Limited Partnership of Cousins Properties LP.

10.2*	Form of Indemnification Agreement.

99.1*	Press Release, dated October 6, 2016.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUSINS PROPERTIES INCORPORATED

Date: October 7, 2016	By:	/s/ Pamela F. Roper
Name: Pamela F. Roper Title: Senior Vice President and General Counsel

Exhibit No.	Description
3.1*	Articles of Amendment to Restated and Amended Articles of Incorporation of Cousins, as amended October 6, 2016.

3.1.1*	Articles of Amendment to Restated and Amended Articles of Incorporation of Cousins, as amended October 6, 2016.

10.1*	Agreement of Limited Partnership of Cousins Properties LP.

10.2*	Form of Indemnification Agreement.

99.1*	Press Release, dated October 6, 2016.

*	Filed herewith